UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Titles of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, Par Value $0.0001 Per Share	RCUS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 16, 2021, Arcus Biosciences, Inc. announced that it has dosed the first subject in ARC-10, a Phase 3 Study to Evaluate Zimberelimab (AB122) Monotherapy Compared to Standard Chemotherapy or Zimberelimab Combined With AB154 in Front-Line, PD-L1-Positive, Locally Advanced or Metastatic Non-Small Cell Lung Cancer. The dosing of this first subject triggers milestone payments to WuXi Biologics of $10 million and Abmuno Therapeutics of $5 million.

Pursuant to the terms of the license agreement with Abmuno Therapeutics, Arcus will owe a subsequent milestone payment upon initiation of a Phase 3 trial in a second indication. After this, no further milestones would be payable on either domvanalimab (AB154) pursuant to the Abmuno license agreement or zimberelimab pursuant to the WuXi PD-1 license agreement until a BLA for the respective molecule is filed and/or approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: March 16, 2021	By:	/s/ Terry Rosen
Terry Rosen, Ph.D.
Chief Executive Officer